EXHIBIT 23.2

To the Board of Directors DiaSys Corporation

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-113883 of DiaSys Corporation on Form SB-2 of our report dated October 3, 2003, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
March 31, 2004